UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2016

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On 11/15/2016, Upland Software, Inc. (the “Company”) entered into the Third Amendment to Credit Agreement (the “Amendment”), which amends that certain Credit Agreement dated as of May 14, 2015 (the “Credit Agreement”) among the Company, certain of its domestic subsidiaries from time to time party thereto as Borrowers (the “U.S. Borrowers”), certain of its Canadian subsidiaries from time to time party thereto as Borrowers (the “Canadian Borrowers”, and together with the U.S. Borrowers, the “Borrowers”), each of the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as agent and U.S. agent (the “Agent”), and Wells Fargo Capital Finance Corporation Canada, as Canadian agent. Pursuant to the Amendment, CIT Bank, N.A. has joined as a lender under the Credit Agreement.

The Amendment to the Credit Agreement provides for up to $90,000,000 in financing as outline below.

•	The Credit Agreement provides a term loan facility in the aggregate principal amount of $50,000,000 which includes $44,375,000 to the U.S. Borrowers and $5,625,000 to the Canadian Borrowers.

•	The Credit Agreement provides a delayed draw term loan facility in the aggregate principal amount of up to $10,000,000 to the U.S. Borrowers.

•
The Credit Agreement provides for a revolving credit facility in the aggregate principal amount of up to $10,000,0000 which includes (i) a U.S. revolving credit facility in the aggregate principal amount of up to $9,000,000, and (ii) a Canadian revolving credit facility in an aggregate principal amount of up to $1,000,000.

•
The Credit Agreement also includes provisions for optional, uncommitted increases in the maximum size of the loan facility available under the Credit Agreement by an aggregate principal amount of $20,000,000 upon the satisfaction of the terms and conditions set forth in the Credit Agreement.

The Amendment also provides for, among other things, (i) the extension of the maturity date to November 15, 2021, (ii) an increase in the maximum amount of permitted stock repurchases from $5,000,000 to $8,300,000, and (iii) an increase in the maximum amount of seller subordinated indebtedness permitted to be incurred in connection with permitted acquisitions from $10,000,000 to $16,700,000.

The foregoing summary of the amendments to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and (ii) the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report Form 10-Q for the quarter ended June 30, 2015.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On November 16, 2016, Upland issued a press release announcing the amendment of its credit facility. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Upland Software, Inc., dated November 16, 2016.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: November 21, 2016